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                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of

                      the Securities Exchange Act of 1934



      Date of report (Date of earliest event reported): December 23, 1999
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                          MicroStrategy Incorporated
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              (Exact Name of Registrant as Specified in Charter)



Delaware                           000-24435            51-0323571
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(State or Other Jurisdiction       (Commision File      (IRS Employer
of Incorporation                   Number)              Identification No.)





8000 Towers Crescent Drive, Vienna, Virginia          22182
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(Address of Principal Executive Offices)              (Zip Code)



      Registrant's telephone number, including area code:  (703) 848-8600
                                                           --------------

                                 Not Applicable
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         (Former Name or Former Address, if Changed Since Last Report)
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Item 5.    Other Events.

     On December 23, 1999, MicroStrategy Incorporated (the "Company") completed its acquisition of the intellectual property and other intangible assets relating to NCR's TeraCube business (the "TeraCube Assets"). The Company will develop the TeraCube Assets as a business intelligence platform for data warehouses using NCR's Teradata database. The Company issued 283,186 shares of its Class A Common Stock to NCR in connection with the purchase of the TeraCube Assets. The Company also has entered into an agreement with NCR pursuant to which NCR has the right to cause the Company to undertake to register such shares under the Securities Act of 1933, as amended.

     As a result of this transaction, MicroStrategy will record a one-time, non-cash charge of $2.8 million for in-process research and development in the fourth quarter of 1999.

     The full text of the Company's press release issued in connection with these matters is filed as Exhibit 99.1 to this Current Report on Form 8-K.

Item 7.   Financial Statements, Pro Forma Financial Information and Exhibits.

          (c)  Exhibits.

               99.1  Press Release dated October 4, 1999

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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                            MICROSTRATEGY INCORPORATED


Date:  January 7, 2000      By:  /s/ Mark Lynch
                                 --------------
                                 Mark Lynch
                                 Vice President and Chief Financial Officer

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                                 EXHIBIT INDEX


Exhibit
Number      Description
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99.1        Press Release dated October 4, 1999.

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